Exhibit 1.01 Conflict Minerals Report of Numerex Corp.
In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report (CMR) of Numerex Corp. (Numerex) for the calendar year ending December 31, 2014 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (Rule 13p-1).

1.           Introduction

The intent of this CMR is to describe Numerex’s due diligence process following Rule 13p-1 requirements. Per Rule 13p-1, due diligence is required for conflict minerals necessary to the functionality or production of products where there is reason to believe such minerals may have originated in the Democratic Republic of the Congo or surrounding countries (the “Covered Countries”). The goal of the due diligence process is to determine whether such products were “DRC conflict free”. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

2.           Company Overview

Numerex is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT). The Company provides its technology and services through its integrated M2M horizontal platforms, which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through our M2M platform. The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company’s focus on M2M data security, service reliability and around-the-clock support of its customers’ M2M solutions.

3.           Product Description

Virtually all of our hardware and smart device products include electronic components such as capacitors, electrodes and solder that are produced with or contain Conflict Minerals. In addition, accessories, such as SIM cards, power supplies, cables and antennas may include gold plated connectors (collectively, with electronic components, “Covered Products”). Therefore, we are subject to the reporting obligations of Rule 13p-1. Only certain plastic accessories we contract to manufacture such as mounting brackets, harnesses and electrical enclosures do not contain electronic components are not covered by the Rule.

We develop, design and market the hardware and smart device products that we sell; however, we do not manufacture any products. All of our products are produced by domestic and foreign contract manufacturers to our specifications or purchased fully assembled from third party domestic and foreign vendors (collectively, “Suppliers”). None of our manufactured or assembled products are purchased directly from vendors in the Covered Countries. We do not directly source Conflict Minerals nor do we provide sourcing requirements to our Suppliers, for electronic or other components containing Conflict Minerals.

4.           Reasonable Country of Origin Inquiry (RCOI)

To complete the RCOI required by Rule 13p-1, we engaged with our suppliers to collect information about the presence and sourcing of 3TG used in the products and components supplied to us. The program utilized the Conflict-Free Sourcing Initiative’s (CFSI) Conflict Minerals Reporting Template (CMRT). Suppliers were offered two options to submit the required information, either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly into a third party platform.

Supplier Engagement

The RCOI began with an introduction email from Numerex Corp to suppliers describing the Conflict Minerals Compliance Program (CMCP) requirements and describing the process. Following that introductory email, we sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

We provided our suppliers online references in an effort to increase awareness of the CMCP, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing in the initial introductory email.  The online references were provided as an educational tool to facilitate a deeper understanding of the program and education as to why information is being requested.

Subsequent engagement followed these steps:

•	Following the initial introductions to the program and information request, up to two reminder emails were sent to each non-responsive supplier requesting survey completion.
•
Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

•
A total of 4 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate among these suppliers was 75%. Of these responding suppliers, 100% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to Numerex Corp.  Based on the CMCP Data Summary, there was an indication of possible DRC sourcing for 35 out of 245 smelters/refiners verified to be part of our product supply chain[1].

Below is a summary of verified smelters and refiners (SORs),2 noting whether each is listed on any recognized responsible sourcing list:

1 The information in the smelter/refiner database begins with supplier-provided information (CMRT data); we then performed additional research (internet, industry and government associations) and outreach (email and telephone) directly with these companies to confirm the data provided via CMRTs. The smelter verification and outreach process includes research in an attempt to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted for those entities who are not conflict-free certified.
2 Verified SORs are those listed by the Conflict-Free Sourcing Initiative or the U.S. Department of Commerce as known metal processors, or otherwise determined to be metal processors through our research.

SOR / Facility Name	Conflict-Free Status
Gold
Aida Chemical Industries Co. Ltd.	CFSI - Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	CFSI - Gold, LBMA, Responsible Jewellery Coalition (RJC)
Almalyk Mining and Metallurgical Complex (AMMC)	London Bullion Market Association (LBMA)-Pending
AngloGold Ashanti Córrego do Sítio Minerção	CFSI - Gold, LBMA
Argor-Heraeus SA	CFSI - Gold, LBMA
Asahi Pretec Corporation	CFSI - Gold, LBMA
Asaka Riken Co Ltd	CFSI-Active - Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSI - Gold, LBMA
Aurubis AG	CFSI - Gold, LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Bauer Walser AG
Boliden AB	CFSI - Gold, LBMA
C. Hafner GmbH + Co. KG	CFSI - Gold, LBMA
CCR Refinery - Glencore Canada Corporation	CFSI - Gold, LBMA
Caridad
Cendres + Métaux SA	CFSI-Active - Gold, LBMA-Pending
Chimet S.p.A.	CFSI - Gold, LBMA
China National Gold Group Corporation
Chugai Mining
Colt Refining
Daejin Indus Co. Ltd
Daye Non-Ferrous Metals Mining Ltd.
Do Sung Corporation
Doduco
Dowa Mining Co., Ltd.	CFSI - Gold
Eco-System Recycling Co., Ltd.	CFSI - Gold
FSE Novosibirsk Refinery
Gansu Seemine Material Hi-Tech Co Ltd
Guangdong Jinding Gold Limited
Heimerle + Meule GmbH	CFSI - Gold, LBMA
Heraeus Ltd. Hong Kong	CFSI - Gold, LBMA
Heraeus Precious Metals GmbH & Co. KG	CFSI - Gold, LBMA
Hunan Chenzhou Mining Group Co., Ltd.
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA-Pending
Ishifuku Metal Industry Co., Ltd.	CFSI - Gold, LBMA

Istanbul Gold Refinery	CFSI - Gold, LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSI - Gold, LBMA
JSC Uralelectromed	CFSI - Gold, LBMA
JX Nippon Mining & Metals Co., Ltd.	CFSI - Gold, LBMA
Japan Mint	CFSI - Gold, LBMA
Jiangxi Copper Company Limited	LBMA-Pending
Johnson Matthey Inc	CFSI - Gold, LBMA
Johnson Matthey Ltd	CFSI - Gold, LBMA
Kazzinc Inc.	CFSI - Gold, LBMA
Kennecott Utah Copper LLC	CFSI - Gold, LBMA, RJC
Kojima Chemicals Co., Ltd	CFSI - Gold
Korea Metal Co. Ltd
Kyrgyzaltyn JSC	LBMA-Pending
L’ azurde Company For Jewelry	CFSI - Gold, LBMA
LS-NIKKO Copper Inc.	CFSI - Gold, LBMA
Lingbao Gold Company Ltd.
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Luoyang Zijin Yinhui Metal Smelt Co Ltd
Materion	CFSI - Gold
Matsuda Sangyo Co., Ltd.	CFSI - Gold, LBMA
Met-Mex Peñoles, S.A.	CFSI - Gold, LBMA
Metalor Technologies (Hong Kong) Ltd	CFSI - Gold, LBMA, RJC
Metalor Technologies (Singapore) Pte. Ltd.	CFSI - Gold, LBMA, RJC
Metalor Technologies SA	CFSI - Gold, LBMA, RJC
Metalor USA Refining Corporation	CFSI - Gold, LBMA, RJC
Mitsubishi Materials Corporation	CFSI - Gold, LBMA
Mitsui Mining and Smelting Co., Ltd.	CFSI - Gold, LBMA
Moscow Special Alloys Processing Plant	LBMA-Pending
Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSI - Gold, LBMA
Navoi Mining and Metallurgical Combinat	LBMA-Pending
Nihon Material Co. LTD	CFSI - Gold, LBMA
OJSC Kolyma Refinery	LBMA-Pending
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSI - Gold, LBMA
Ohio Precious Metals, LLC	CFSI - Gold, LBMA
Ohura Precious Metal Industry Co., Ltd	CFSI - Gold
PAMP SA	CFSI - Gold, LBMA
PT Aneka Tambang (Persero) Tbk	CFSI - Gold, LBMA
PX Précinox SA	CFSI - Gold, LBMA
Penglai Penggang Gold Industry Co Ltd
Prioksky Plant of Non-Ferrous Metals	LBMA-Pending
Rand Refinery (Pty) Ltd	CFSI - Gold, LBMA

Royal Canadian Mint	CFSI - Gold, LBMA
SAMWON METALS Corp.
SEMPSA Joyería Platería SA	CFSI - Gold, LBMA
SOE Shyolkovsky Factory of Secondary Precious Metals	CFSI-Active - Gold, LBMA-Pending
Sabin Metal Corp.	CFSI-Active - Gold
Samduck Precious Metals
Schöne Edelmetaal B.V.	CFSI - Gold, LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSI - Gold, LBMA
So Accurate Group, Inc.
Solar Applied Materials Technology Corp.	CFSI - Gold, LBMA-Pending
Sumitomo Metal Mining Co., Ltd.	CFSI - Gold, LBMA
Super Dragon Technology Co., Ltd.
Tanaka Kikinzoku Kogyo K.K.	CFSI - Gold, LBMA
The Great Wall Gold and Silver Refinery of China	LBMA-Pending
The Refinery of Shandong Gold Mining Co. Ltd	CFSI - Gold, LBMA
Tokuriki Honten Co., Ltd	CFSI - Gold, LBMA
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Torecom	CFSI-Active - Gold
Umicore Brasil Ltda	CFSI - Gold, LBMA
Umicore Precious Metals Thailand	CFSI - Gold, , RJC
Umicore SA Business Unit Precious Metals Refining	CFSI - Gold, LBMA
United Precious Metal Refining, Inc.	CFSI - Gold
Valcambi SA	CFSI - Gold, LBMA, RJC
Western Australian Mint trading as The Perth Mint	CFSI - Gold, LBMA
Yamamoto Precious Metal Co., Ltd.	CFSI-Active - Gold
Yokohama Metal Co Ltd	CFSI-Active - Gold
Yunnan Copper Industry Co Ltd
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSI - Gold, LBMA
Zijin Mining Group Co. Ltd	CFSI - Gold, LBMA
Tin
Alpha	CFSI - Tin
CNMC (Guangxi) PGMA Co. Ltd.
CV Gita Pesona	CFSI-Active - Tin
CV Makmur Jaya
CV Nurjanah	CFSI-Active - Tin
CV Serumpun Sebalai
CV United Smelting	CFSI - Tin
China Rare Metal Materials Company	CFSI - Tin
China Tin Group Co., Ltd.	CFSI-Active - Tin
Cooper Santa	CFSI-Active - Tin
Dowa Mining Co., Ltd.	CFSI - Tin

Empresa Metallurgica Vinto	CFSI - Tin
Estanho de Rondônia S.A.
Fenix Metals	CFSI-Active - Tin
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CFSI - Tin
Gejiu Zi-Li
Huichang Jinshunda Tin Co. Ltd
Jiangxi Nanshan
Kai Unita Trade Limited Liability Company
Linwu Xianggui Smelter Co
Magnu’s Minerais Metais e Ligas LTDA	CFSI - Tin
Malaysia Smelting Corporation (MSC)	CFSI - Tin
Materials Eco-Refining CO.,LTD
Melt Metais e Ligas S/A	CFSI - Tin
Metallo Chimique	CFSI - Tin
Mineração Taboca S.A.	CFSI - Tin
Minsur	CFSI - Tin
Mitsubishi Materials Corporation	CFSI - Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSI-Active - Tin
Novosibirsk Integrated Tin Works
O.M. Manufacturing (Thailand) Co., Ltd.	CFSI-Active - Tin
O.M. Manufacturing Philippines, Inc.	CFSI-Active - Tin
Operaciones Metalurgical S.A.	CFSI - Tin
PT Alam Lestari Kencana
PT Artha Cipta Langgeng	CFSI-Active - Tin
PT Babel Inti Perkasa	CFSI - Tin
PT Babel Surya Alam Lestari
PT Bangka Kudai Tin
PT Bangka Putra Karya	CFSI - Tin
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry	CFSI - Tin
PT Belitung Industri Sejahtera	CFSI - Tin
PT BilliTin Makmur Lestari	CFSI-Active - Tin
PT Bukit Timah	CFSI - Tin
PT DS Jaya Abadi	CFSI - Tin
PT Eunindo Usaha Mandiri	CFSI - Tin
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Inti Stania Prima	CFSI-Active - Tin
PT Justindo	CFSI-Active - Tin
PT Karimun Mining	CFSI-Active - Tin

PT Koba Tin
PT Mitra Stania Prima	CFSI - Tin
PT Panca Mega Persada	CFSI - Tin
PT Pelat Timah Nusantara Tbk
PT Prima Timah Utama	CFSI - Tin
PT Refined Banka Tin	CFSI - Tin
PT Sariwiguna Binasentosa	CFSI - Tin
PT Seirama Tin investment
PT Stanindo Inti Perkasa	CFSI - Tin
PT Sumber Jaya Indah	CFSI-Active - Tin
PT Tambang Timah	CFSI - Tin
PT Timah (Persero), Tbk	CFSI - Tin
PT Tinindo Inter Nusa	CFSI - Tin
PT Tommy Utama
PT WAHANA PERKIT JAYA	CFSI - Tin
PT Yinchendo Mining Industry
RUI DA HUNG	CFSI-Active - Tin
Soft Metais, Ltda.	CFSI-Active - Tin
Thaisarco	CFSI - Tin
White Solder Metalurgia e Mineração Ltda.	CFSI - Tin
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSI-Active - Tin
Yunnan Tin Company Limited	CFSI - Tin
Tungsten
A.L.M.T. Corp.	CFSI-Active - Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	CFSI-Active - Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	CFSI-Active - Tungsten
Dayu Weiliang Tungsten Co., Ltd.	CFSI-Progressing - Tungsten
Fujian Jinxin Tungsten Co., Ltd.	CFSI-Active - Tungsten
Ganxian Shirui New Material Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSI - Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSI - Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSI-Active - Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	CFSI - Tungsten
Global Tungsten & Powders Corp.	CFSI - Tungsten
Guangdong Xianglu Tungsten Industry Co., Ltd.	CFSI-Active - Tungsten
H.C. Starck GmbH	CFSI-Progressing - Tungsten
H.C. Starck Smelting GmbH & Co.KG	CFSI-Progressing - Tungsten
Hunan Chenzhou Mining Group Co., Ltd.	CFSI-Progressing - Tungsten
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CFSI - Tungsten
Japan New Metals Co., Ltd.	CFSI - Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CFSI - Tungsten

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSI-Progressing - Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSI-Progressing - Tungsten
Kennametal Fallon	CFSI-Progressing - Tungsten
Kennametal Huntsville	CFSI-Progressing - Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CFSI - Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSI-Progressing - Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	CFSI-Progressing - Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSI - Tungsten
Wolfram Bergbau und Hütten AG	CFSI - Tungsten
Wolfram Company CJSC	CFSI-Progressing - Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CFSI - Tungsten
Xiamen Tungsten Co., Ltd.	CFSI - Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSI-Active - Tungsten
Tantalum
Changsha South Tantalum Niobium Co., Ltd.	CFSI - Tantalum
Conghua Tantalum and Niobium Smeltry	CFSI - Tantalum
Duoluoshan Sapphire Rare Metal Co., Ltd.	CFSI - Tantalum
Exotech Inc.	CFSI - Tantalum
F&X Electro-Materials Ltd.	CFSI - Tantalum
Global Advanced Metals Aizu	CFSI - Tantalum
Global Advanced Metals Boyertown	CFSI - Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	CFSI - Tantalum
H.C. Starck Co., Ltd.	CFSI - Tantalum
H.C. Starck GmbH Goslar	CFSI - Tantalum
H.C. Starck GmbH Laufenburg	CFSI - Tantalum
H.C. Starck Hermsdorf GmbH	CFSI - Tantalum
H.C. Starck Inc.	CFSI - Tantalum
H.C. Starck Ltd.	CFSI - Tantalum
H.C. Starck Smelting GmbH & Co.KG	CFSI - Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSI - Tantalum
Hi-Temp Specialty Metals, Inc.	CFSI - Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSI - Tantalum
Jiujiang Tanbre Co., Ltd.	CFSI - Tantalum
KEMET Blue Metals	CFSI - Tantalum
Kemet Blue Powder	CFSI - Tantalum
King-Tan Tantalum Industry Ltd	CFSI - Tantalum
LSM Brasil S.A.	CFSI - Tantalum
Metallurgical Products India (Pvt.) Ltd.	CFSI - Tantalum
Mineração Taboca S.A.	CFSI - Tantalum

Mitsui Mining and Smelting Co., Ltd.	CFSI - Tantalum
Molycorp Silmet A.S.	CFSI - Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	CFSI - Tantalum
Plansee SE Liezen	CFSI - Tantalum
Plansee SE Reutte	CFSI - Tantalum
QuantumClean	CFSI - Tantalum
RFH Tantalum Smeltry Co., Ltd	CFSI - Tantalum
Shanghai Jiangxi Metals Co., Ltd.
Solikamsk Metal Works	CFSI - Tantalum
Taki Chemicals	CFSI - Tantalum
Telex	CFSI - Tantalum
Ulba	CFSI - Tantalum
Yichun Jin Yang Rare Metal Co., Ltd	CFSI - Tantalum
Zhuzhou Cement Carbide	CFSI - Tantalum

Countries of Origin for these SORs are believed to include:

Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Ethiopia, France, Ghana, Guinea, Guyana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, Saudi Arabia, South Africa, South Korea, Spain, Suriname, Sweden, Tajikistan, Tanzania, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zambia

5.           Design of Due Diligence Measures

Numerex’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements3. It is important to note that the OECD Guidance was written for both upstream4 and downstream5 companies in the supply chain. As Numerex is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

3 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
4 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
5 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

6.           Due Diligence Measures Implemented

Due Diligence measures undertaken by Numerex included the following:

•	Assemble an internal team to support supply chain due diligence
•	Identify the SORs in the supply chain
•
Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

•	Design and implement a strategy to respond to supply chain risks
•	Devise and adopt a risk management plan
•	Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances
•	Compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSI’s Conflict-Free Smelter Program
•	Report annually on supply chain due diligence. The Form SD and CMR contained herein and publicly available at http://investor.numerex.com/

7.           Steps to Improve Due Diligence

Numerex will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Continue to refine the system of controls and transparency over the mineral supply chain
•	Continue to define an appropriate formal Conflict Minerals policy
•	Continue to strengthen company engagement with suppliers including Tier 2 suppliers
•	Continue to assess the presence of 3TG in its supply chain
•	Further increase the response rate for RCOI process

8.           Product Determination

Numerex is unable to determine whether or not various components/materials which contribute to our hardware and smart device products are DRC conflict free. Numerex does not have sufficient information from suppliers or other sources to conclude whether the necessary conflict minerals originated in the Covered Countries and, if so, whether the necessary conflict minerals were from recycled or scrap sources, were DRC conflict free, or have not been found to be DRC conflict free.  On the basis of the due diligence measures taken above, Numerex has determined that our hardware and smart device products are “DRC conflict undeterminable”.

9.           Independent Private Sector Audit

Based on Numerex’s declaration of DRC conflict undeterminable, a private sector audit is not required.